UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Crypto Company (the “Company”) and AJB Capital Investments LLC entered into a Fifth Amendment executed on May 13, 2025 (“Fifth Amendment”) to that certain Promissory Note dated as of August 28, 2024 (“Promissory Note”). The First Amendment to the Promissory Note dated as of October 1, 2024 (“First Amendment”), amends the Promissory Note, to increase the principal amount of the Promissory Note from $120,000 to $142,000. The Second Amendment to the Promissory Note amends the Promissory Note, as amended by the First Amendment, to increase the principal amount of the Promissory Note from $142,000 to $157,556. The Third Amendment to the Promissory Note amends the Promissory Note, as amended by the First and Second Amendments, to increase the principal amount of the Promissory Note from $157,556 to $222,890. The Fourth Amendment to the Promissory Note amends the Promissory Note, as amended by the First, Second, and Third Amendments, to increase the principal amount of the Promissory Note from $22,890 to $252,890. The Fifth Amendment to the Promissory Note amends the Promissory Note, as amended by the First, Second, Third, and Fourth Amendments, to increase the principal amount of the Promissory Note from $252,890 to $325,113, provided, however, that the $72,223 of additional principal carries an original issue discount of $7,223 withheld from the Company to cover monitoring costs associated with the Promissory Note and $4,000 withheld from the Company to cover due diligence and legal costs in connection with the Fifth Amendment. In exchange for the additional principal, the Company issued AJB Capital Investments LLC a pre-funded warrant to purchase up to 25,000,000 shares of Common Stock of the Company for a nominal exercise price of $0.00001 per warrant share (“Pre-Funded Warrant”). The Warrant includes various covenants of the Company for the benefit of the Warrant holder such as a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the Warrant.

The foregoing description of the Fifth Amendment to the Promissory Note and the Pre-Funded Warrant are not complete and are qualified in their entirety by reference to the text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and which are incorporated herein by reference.

The offer and sale of the Promissory Note and Pre-Funded Warrant was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Promissory Note, executed on May 13, 2025, by and between the Crypto Company and AJB Capital Investments LLC.
10.2	Pre-Funded Warrant issued AJB Capital Investments LLC, executed on May 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date:	May 19, 2025
		By:	/s/ Ron Levy
		Name:	Ron Levy
		Title:	Chief Executive Officer, Chief Operating Officer and Secretary